UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

As previously disclosed, on June 19, 2015, Vapor Corp. (the “Company”) entered into agreements (the “Waivers”), with certain investors in each of its private placement offerings under the Securities Purchase Agreement dated March 3, 2015 and the Securities Purchase Agreement dated November 14, 2014 (together, the “Agreements”) amending certain terms of the Agreements. In exchange, the Company agreed to issue the investors under the Agreements (the “Prior Investors”) additional shares of common stock in the event of certain future lower-priced issuances of securities of the Company.

On July 29, 2015, pursuant to the Waivers and in connection with the closing of the Company’s registered public offering (described under Item 8.01, below), the Company issued the Prior Investors a total of 760,761 shares of common stock. In addition, as a result of the closing, the Prior Investors are entitled to be issued an additional 1,798,676 shares of common stock, the issuance of which is dependent on the Company obtaining shareholder approval in order to comply with the rules of The Nasdaq Capital Market.

Item 8.01 Other Events

On June 29, 2015, the Company closed a registered public offering of 3,761,657 Units at $11.00 per Unit, for gross proceeds of $41.4 million. Each Unit consists of one-fourth of a share of Series A Convertible Preferred Stock and 20 Series A Warrants. Each one-fourth share of Series A Convertible Preferred Stock will be convertible into 10 shares of common stock and each Series A Warrant will be exercisable into one share of common stock at an initial exercise price of $1.24 per share. The Units will automatically separate into the Series A Convertible Preferred Stock and Series A Warrants on January 23, 2016, provided that the Units will separate earlier if at any time after August 24, 2015, the closing price of the Company’s common stock is greater than $2.48 per share for 10 consecutive trading days, the Units are delisted, or the Series A Warrants are exercised for cash (solely with respect to the Units that included the exercised Series A Warrants). Net proceeds to the Company, after deducting underwriting commissions and estimated offering expenses, were approximately $38.7 million. The Units are listed on The Nasdaq Capital Market under the ticker symbol “VPCOU”. Dawson James Securities, Inc. served as the sole book runner for the offering.

Additional information about the terms of the registered public offering and the underwriting agreement entered into between the Company and Dawson James Securities, Inc. was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2015.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement (Incorporated by reference to Exhibit 1.1 to the Company’s registration statement on Form S-1 filed on July 10, 2015 (File No. 333-204599))

3.1	Form of Certificate of Designation of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 28, 2015)

4.1	Form of Unit Purchase Option (Incorporated by reference to Exhibit 4.3 to the Company’s registration statement on Form S-1 filed on July 10, 2015 (File No. 333-204599))

4.2	Form of Series A Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form S-1 filed on July 20, 2015 (File No. 333-204599))

10.1	Form of Waiver Agreement relating to November 14, 2014 Securities Purchase Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 25, 2015)

10.2	Form of Waiver Agreement relating to March 3, 2015 Securities Purchase Agreement (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on June 25, 2015)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: August 4, 2015	By:	/s/ Jeffrey Holman
Jeffrey Holman, Chief Executive Officer